UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2014

ENVISION HEALTHCARE HOLDINGS, INC.

ENVISION HEALTHCARE CORPORATION

(Exact name of each registrant as specified in its charter)

Delaware	001-36048	45-0832318
Delaware	001-32701	20-3738384
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Numbers)	Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

(303) 495-1200

(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Regulation FD

Item 7.01.  Regulation FD Disclosure.

On June 18, 2014, Envision Healthcare Holdings, Inc. issued a press release announcing that its indirect wholly-owned subsidiary, Envision Healthcare Corporation, closed its previously announced offering of $750 million aggregate principal amount of 5.125% Senior Notes due 2022.  The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

This report does not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)                   Exhibits

Exhibit Number	Description

99.1	Press Release dated June 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE HOLDINGS, INC.
(Registrant)

June 18, 2014	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE CORPORATION
(Registrant)

June 18, 2014	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated June 18, 2014.